EXHIBIT 10.9



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                                    PETROREAL


January 29, 2004

Mr. John Clayton Weldy, Jr. 139 Willow Wood Dr. Slidell, Louisiana 70461

Re: Offer of Employment

Dear Clay:

I'm pleased to provide you this offer of employment with PetroReal of America and it's operating company PetroReal of Louisiana LLC' at their New Orleans office. You will be working as a Sr. Engineer in our office located at 400 Poydras Street, Suite 1100. Your position will consist of responsibly managing all oil & gas production, drilling and workover activities for our West Bay and other fields as acquired in the future. The offer is summarized as follows:

Position:             Sr. Petroleum Engineer

Start Date:           Your  official  start date will be Tuesday  February  3,
                      2004.

Compensation:         Starting  salary of  $95,000/year.  You will be eligible
                      for any company/employee performance based bonus plans and vacation plans adopted by and out into place by the company.

Stock Options:        You   will  be   granted   50,000   stock   options   in
                      International PetroReal Oil Corporation. The Options have an exercise price of CAN$0.80 and are valid for a period of 5 years.

Employee Benefits: The company will pay your medical insurance premium upon your submission of a monthly statement or invoice for medical insurance premium from your insurance provider. The current monthly premium is $223. You will be reimbursed for reasonable approved parking other reasonable business related expenses on a non-taxable basis.

This position/offer is conditioned upon the successful closure and acquisition of the West Bay field as we have previously discussed and is schedule to close mid-February, 2004.

Clay, I am certain PetroReal will provide you a challenging and rewarding opportunity. We are pleased to make this offer to you as we continue our growth through property acquisitions in the Gulf Coast area.




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Mr. John Clayton Weldy, Jr.
January 29, 2004
Page 2


Please sign your acceptance of this offer in the space provided below and if you have any questions, please feel free to contact me.


Sincerely,

/s/ Frank Jacobs
--------------------------------
Frank Jacobs
President



I hereby accept the employment offer outlined above. I understand that this offer is contingent upon my providing documentation establishing legal eligibility to work in the U.S. I understand the specific details of this agreement to be a confidential matter between PetroReal and me.








cc:  Brian Alenander
     David Mount - Onesource